Berenfeld, Spritzer, Shechter & Sheer
                          Certified Public Accountants
                              7700 N. Kendall Drive
                                 Penthouse Five,
                              Miami, Florida 33156
                       Telephone (305) 274-4600 Facsimile
                                 (305) 274-5139


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Stockholders and Board of Directors e.Deal.Net, Inc.
214-1628 W. 1st Avenue
Vancouver BC, Canada  V6J-1G1


We have issued our report dated May 7, 2001 regarding the accompanying financial statements of e.Deal.Net, Inc. for the years ended March 31, 2001 and March 31, 2000 which are incorporated by reference in the Registration Statement (on Form SB-2) and related Prospectus of filed by the Company. We consent to the incorporation by reference in the Registration Statement and related Prospectus of the aforementioned reports and to the use of our name as it appears under the caption "Experts".

Very truly yours,

BERENFELD, SPRITZER, SHECHTER & SHEER

/s/ "John L. Abitante"

John L. Abitante, CPA



May 7, 2001
Miami, Florida